Exhibit 31(a)

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

I, Stephen Squires, certify that:

1. I have reviewed this Quarterly Report on Form 10-Q/A (Amendment No. 1) of Quantum Materials Corp. for the period ending December 31, 2018; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

February 26, 2019	/s/ STEPHEN SQUIRES
Stephen Squires, Principal Executive Officer